Exhibit 99.1

NEWS RELEASE

	Contacts:	Gregg Piontek, VP & CFO
Newpark Resources, Inc.
281-362-6800

FOR IMMEDIATE RELEASE		Ken Dennard, Managing Partner
Karen Roan, SVP
Dennard ▪ Lascar Associates
713-529-6600

NEWPARK RESOURCES ANNOUNCES SALE PROCESS FOR ENVIRONMENTAL SERVICES BUSINESS

THE WOODLANDS, TX – May 1, 2013 – Newpark Resources, Inc. (NYSE:NR) today announced that the Company’s Board of Directors has approved a plan to initiate a sale process for the Company’s Environmental Services division. Simmons and Company International has been engaged to assist in the sale process.

Paul Howes, Newpark’s President and Chief Executive Officer, stated, “Our Environmental Services business has been a stable and consistent contributor to Newpark for many years, and we are very appreciative of the many contributions from our dedicated employees in this division. At this time, we are pursuing the sale of Environmental Services in order to support our continued focus on expanding our markets and developing leading technologies within our core drilling fluids and mats segments.”

Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2012, as well as others, could cause results to differ materially from those stated. These risk factors include, but are not limited to, our ability to execute our business strategy and make successful business acquisitions and capital investments, our customers’ activity levels in exploration and drilling, operating hazards inherent in the oil and natural gas industry, particularly offshore, our international operations, the availability of raw materials and skilled personnel, our customer concentration and cyclical nature of our industry, our market competition, the cost and continued availability of borrowed funds, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, and the impact of severe weather, particularly in the U.S. Gulf Coast. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

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